GOLDEN OASIS EXPLORATION INC.
750 – 580 Hornby Street
Vancouver, British Columbia, Canada
V6C 3B6
Telephone: (604) 602-4935
Fax: (604) 602-4936

Minquest Inc.
4235 Christy Way
Reno, Nevada
89509 USA

November 30, 2005

Dear Sirs:

Option Agreement dated January 23, 2005, amended May 15, 2005, between Golden Oasis Exploration Inc. (Golden Oasis) and Minquest Inc. (MinQuest) for the Toiyabe Property (Option Agreement)

I am writing to you in connection with the Option Agreement. In consideration of the waivers provided by each party to the other herein, we agree that:

1. The definition of "Effective Date", in section 1.1 of the Option Agreement, be amended to read "means August 15, 2005".

2. Both parties hereby irrevocably waive their right under section 4.5 of the Option Agreement to terminate the Option Agreement. All other rights to terminate the Option Agreement not contained in section 4.5 shall remain in force and effect unaffected by this letter.

3. MinQuest acknowledges and agrees that Golden Oasis is not now, and was not at the time of the execution of the Option Agreement, a reporting issuer in British Columbia, nor was or is Golden Oasis currently listed on the Exchange. MinQuest further confirms that, at the time MinQuest entered into the Option Agreement, it was aware that Golden Oasis was not a reporting issuer in British Columbia, and was not listed on the Exchange. Pursuant to section 3.2 of the Option Agreement, MinQuest hereby waives any breach of a representation made by Golden Oasis in the Option Agreement that Golden Oasis was or currently is a reporting issuer in British Columbia, or that it was or currently is listed on the Exchange.

Please indicate your agreement with our understanding of the terms of the Option Agreement by signing in the space provided below and returning a copy of this letter to us by facsimile, whereupon this letter will become binding upon the parties.

Yours truly,

GOLDEN OASIS EXPLORATIONS CORP.

Per: *Robert Eadie*

Robert Eadie
Chief Executive Officer

Acknowledged and agreed to by MinQuest Inc. this 12 day of December, 2005.

[signature]
Authorized Signatory